UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 15, 2013

SOURCE FINANCIAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	033-26828	80-0142655
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1093 Broxton Avenue Suite 210 Los Angeles, CA 90024
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (310) 443-9246

n/a.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.03      Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 15, 2013, Source Financial, Inc. (the “Company”) filed a Certificate of Amendment to its Articles of Incorporation (the “Amendment”) to effectuate a reverse split of 100 to 1 (the “Reverse Split”) in which each shareholder will be issued 1 share of common stock in exchange for 100 shares of their currently issued common stock.  On March 20, 2013, the Company received approval from the Financial Industry Regulatory Authority (“FINRA”) for the Reverse Split, to be effective as of March 21, 2013.  The Reverse Split had been previously approved and authorized by the Board and majority holders of the Company and, as a result, the issued and outstanding Common Stock shall decrease from 204,064,700 to 2,061,700.  A copy of the Amendment is attached to this Current Report on Form 8-K as Exhibit 3.1.

Item 8.01      Other Events

On March 20, 2013, the Company received approval from the Financial Industry Regulatory Authority (“FINRA”) for its name change from “The Wiki Group, Inc.” to “Source Financial, Inc.”(the “Name Change”) and  Reverse Split. In connection with the Name Change, the Company’s trading symbol will change in twenty (20) business days from “TWGID” to “SRCF” (the “Symbol Change”). The Name Change will be reflected in the Company’s ticker symbol as of March 21, 2013.

On March 20, 2013, the Company issued a press release announcing the Reverse Split, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01      Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

3.1	Amendment to Articles of Incorporation
99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 21, 2013
SOURCE FINANCIAL, INC.

By:	/s/ Edward DeFeudis
Edward DeFeudis President, Chief Executive Officer, and Chief Financial Officer